UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

February 25, 2010
Date of Report (date of Earliest Event Reported)

DAULTON CAPITAL CORP.
(Exact Name of Registrant as Specified in its Charter)

NEVADA		30-0459858
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

3960 Howard Hughes Parkway, Suite 500, Las Vegas, NV 89169
 (Address of principal executive offices and zip code)

(888) 387-1403
 (Registrant’s telephone number, including area code)

NOT APPLICABLE
(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into Material Definitive Agreement.

On February 25, 2010, Daulton Capital Corp., a Nevada corporation (the “Company”) and Shawn Ryan, an individual (“Ryan”) entered into an option agreement (the “Agreement”) for the Company to purchase from Ryan an undivided interest in the mining claims of a property described as the “Hunker Project”.  The Agreement provides the Company with the option to earn 100% interest in the Hunker Project from Ryan by making staged cash payments and issuing common shares of the Company on or before Aug 20, 2013.  Ryan will retain a 2% net smelter return interest that requires an advance royalty payment in the amount of $30,000 starting Aug 20, 2014.  At the option of the Company, the net smelter return interest may be reduced to 1% upon making a $2 million dollar payment to Ryan.  A fully executed copy of the Agreement is attached hereto and incorporated by reference herein as Exhibit 99.1 to this Form 8-K.

The Hunker Project consists of 121 Yukon Quartz Mining Claims located in the Dawson Mining District, Yukon Territory Canada.  The claim block is situated 15 miles south east of Dawson City and now stands at 6,000 acres or 24 square kilometers and straddles Hunker Creek, one of the Klondike’s famous gold producing placer creeks.

On February 25, 2010, the Company issued a press release announcing the signing of the Agreement as described above.  A copy of the press release is attached hereto and incorporated by reference herein as Exhibit 99.2.  However, on March 1, 2010, the Company issued an additional press release, as attached hereto and incorporated by reference herein as Exhibit 99.3, to correct the property description of the Hunker Project.

Item 9.01  Exhibits.

99.1	Option Agreement between Daulton Capital Corp. and Shawn Ryan

99.2	Press Release dated February 25, 2010

99.3	Press Release dated March 1, 2010

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Signature

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DAULTON CAPITAL CORP.

Date: March 1, 2010	By:	/s/ Terry Fields
Name: Terry Fields
Its: Chief Executive Officer

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